UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2008

INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08972 (Commission File Number)	95-3983415 (IRS Employer Identification No.)

888 East Walnut Street, Pasadena, California 91101-7211
(Address of Principal Executive Offices)

(800) 669-2300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange

        Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

        Act.

Item 1.03.      Bankruptcy or Receivership.

On Friday, July 11, 2008, IndyMac Bank, F.S.B. (“IndyMac Bank”), the majority-owned subsidiary and principal asset of IndyMac Bancorp, Inc. (the “Company”), was closed by the Office of Thrift Supervision (“OTS”) and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of IndyMac Bank. On the same date, the OTS chartered a new institution, IndyMac Federal Bank, FSB (“IndyMac Federal Bank”), appointed the FDIC as conservator of IndyMac Federal Bank, and transferred substantially all of the assets and certain liabilities of IndyMac Bank to IndyMac Federal Bank.

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
                         Standard; Transfer of Listing.

On July 14, 2008, the New York Stock Exchange (the “NYSE”) notified the Company that it had suspended the listing of the Company's common stock (NYSE:IMB), effective immediately. The NYSE posted a press release on its website stating that the decision to suspend the listings was reached in view of the above events and the “abnormally low” trading price of the Company's common stock, which closed at $0.28 on July 11, 2008. Also, as a result of these actions, the Warrants and Income Redeemable Equity Securities (WIRES) Units issued by IndyMac Capital Trust I (NYSE:IMB-PR) are also being delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.

Date: July 14, 2008                           By:       /s/ Michael W. Perry
                                                                          Michael W. Perry
                                                                         Chief Executive Officer

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